Exhibit 99.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: February 16, 2016

/s/ Jared Pobre
Jared Pobre

THE FAMILY TRUST OF JARED L. POBRE U/A DTD 12/13/2004

By:	/s/ Jared Pobre
Name:	Jared Pobre
Title:	Trustee